UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/26/2006

INNKEEPERS USA TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24568

MD	65-0503831
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480
(Address of principal executive offices, including zip code)

561-835-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 26, 2006, Innkeepers USA Trust (the "Company") amended its existing $135 million revolving unsecured line of credit to, among other things, increase the amount available under the facility to $205 million and extend the maturity to September 2008. In addition, the interest rate was reduced to a range of 115 to 175 basis points over LIBOR.

Item 7.01.    Regulation FD Disclosure

On September 26, 2006, the Company issued a press release announcing the agreement described in Item 1.01 above, and also announcing that it closed on a $75 million financing package with Merrill Lynch Mortgage Lending, Inc. involving three loans with 10-year terms bearing interest at a fixed rate of 6.03 percent. The Merrill Lynch loans are interest only for three years and thereafter will amortize using a 30-year period. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated September 26, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNKEEPERS USA TRUST

Date: September 26, 2006	By:	/s/ Mark A. Murphy
Mark A. Murphy
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated September 26, 2006